Exhibit 99.1

Beeline Signs LOI to Acquire TYTL, Expanding into Blockchain-Based Residential Equity

The proposed all-stock transaction offers Beeline a no-lien, debt-free alternative to HELOCs and cash-out refinances targeting an estimated $1 trillion addressable market.

PROVIDENCE, R.I. – August 3, 2026 – Beeline Holdings, Inc. (NASDAQ: BLNE) (“Beeline” or the “Company”), a technology-driven mortgage platform, today announced it has entered into a non-binding Letter of Intent (“LOI”) to acquire TYTL Corp” a Delaware C Corp (“TYTL”) in an all-stock business combination.

If completed, the transaction would combine Beeline’s AI-powered mortgage origination, Non-QM lending, title and settlement platform with TYTL’s blockchain-enabled residential equity infrastructure to create a differentiated residential equity and finance platform that enables qualified homeowners to unlock record home equity without taking on additional debt while providing institutional investors access to professionally underwritten, real estate-backed digital securities.

U.S. homeowners currently hold approximately $17 trillion in home equity. Based on TYTL’s underwriting criteria, management estimates an initial addressable market of approximately $1 trillion, primarily consisting of homeowners with properties valued at $1 million or more in premier U.S. residential markets.

Rather than using a traditional HELOC or cash-out refinance, qualified homeowners sell a fractional ownership interest in their homes in exchange for immediate liquidity. Because the transaction is structured as an equity sale rather than a loan, homeowners incur no additional debt, monthly principal or interest payments, or loan maturity. Instead of a mortgage lien, a deeded ownership interest is recorded in the public record.

For more than a year, the companies have integrated TYTL’s Regulation D-compliant digital securities platform with Beeline’s lending and title operations, creating an end-to-end platform capable of originating, underwriting, closing, recording and digitally representing residential home equity transactions. During the LOI period, the companies will continue developing a wholesale distribution platform to support national scale while advancing a key product roadmap initiative focused on the tokenization of residential mortgage-backed securities.

Each transaction is recorded in the public record and digitally represented on the blockchain on a 1:1 basis, with every dollar of recorded residential equity corresponding to one dollar of Regulation D-compliant digital securities. Through TYTL’s integration with Anchorage Digital, institutional investors can purchase these securities, with proceeds converted into U.S. dollars and delivered directly to Beeline Title to fund homeowner transactions.

TYTL has completed its initial blockchain-recorded residential home equity transactions involving $1 million-plus homes in premier U.S. markets. As of the date of this release, TYTL’s residential equity portfolio is valued at approximately 26% above its aggregate acquisition cost, reflecting the discounted purchase price of the underlying equity interests and subsequent changes in property values.

The combined company expects to retain a portion of each digital security issuance on its balance sheet, building a growing treasury of residential real estate-backed digital assets. Management expects the platform to generate higher revenue per transaction, stronger margins, and a differentiated revenue stream that is less dependent on interest rates while creating a growing portfolio of real estate-backed digital securities.

“This transaction has the potential to transform Beeline from a traditional mortgage originator into an AI-powered residential equity and finance platform,” said Jess Kennedy, Co-Founder and Chief Operating Officer of Beeline. “Rather than asking homeowners to borrow against their homes, the proposed combined platform enables qualified homeowners to monetize a portion of their accumulated equity through a simple, technology-driven transaction while creating an entirely new institutional asset class backed by prime U.S. residential real estate.”

“Our platform was designed to modernize how homeowners access residential equity through automation, blockchain technology and institutional capital,” said Brendan Reilly, Chief Technology Officer of TYTL. “Combining TYTL’s digital securities infrastructure with Beeline’s national lending and title platform creates a scalable foundation for institutional adoption of tokenized residential real estate.”

The Company intends to engage an investment bank to assist in monetizing TYTL’s existing portfolio of digital real estate assets, advise on valuation matters and support future strategic capital markets initiatives.

For additional information regarding the proposed transaction, including the proposed merger consideration and other material terms of the Letter of Intent, investors should review the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on August 3, 2026.

About Beeline Holdings, Inc.

Beeline Holdings, Inc. (NASDAQ: BLNE) is a technology-driven mortgage platform focused on simplifying home financing through AI-powered digital mortgage origination, Non-QM lending, title, and settlement services.

About TYTL Holdings, Inc.

TYTL Holdings, Inc. is a financial technology company designed for homeowners and built for institutional investors. The Company has developed a real estate valuation and securitization platform that purchases residential home equity from homeowners in a simple transaction that results in no debt or monthly payments and transforms the equity into a Regulation D-compliant digital security.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements regarding the proposed business combination between Beeline and TYTL; the anticipated benefits of the proposed transaction; future products, services and technologies; expected market opportunities, including management’s estimate of an approximately $1 trillion addressable market based on TYTL’s underwriting criteria; the potential for the combined company to achieve cash-flow positive operations at approximately $6 million in monthly transaction volume; strategic advantages; and the likelihood or timing of entering into definitive agreements or completing the proposed merger.

These forward-looking statements are based on current expectations, assumptions and beliefs and are subject to numerous risks and uncertainties that could cause actual results to differ materially from those expressed or implied. These risks include, among others, the parties’ ability to negotiate and execute definitive agreements; satisfy closing conditions; obtain required approvals, including shareholder approvals and an independent fairness opinion; integrate TYTL’s technology, operations and personnel and operate effectively and as planned as a combined company; realize the anticipated benefits of the proposed transaction; comply with applicable regulatory requirements including new regulations and developments that may arise; protect intellectual property; and achieve expected levels of market adoption for the combined company’s products and services and other benefits of the transaction, including the risk that the market or demand for the anticipated offerings of the combined company could be less than expected or projected. Further, actual transaction economics, ownership percentages and other material terms may differ from those contemplated by the Letter of Intent as negotiations and due diligence progress.

Additional information regarding these and other risks is contained in Beeline’s filings with the Securities and Exchange Commission, including the Risk Factors contained in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2025, the prospectus supplement dated March 10, 2026, and subsequent filings with the SEC.

Readers are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date of this press release. Except as required by law, Beeline undertakes no obligation to update or revise any forward-looking statements to reflect subsequent events or circumstances.

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